UNITED STATES
  SECURITIES EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2014

ERF WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2911 South Shore Blvd., Suite 100, League City, Texas 77573
(Address of principal executive offices ) (Zip Code)

(281) 538-2101
Registrant's telephone number, including area code
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Securities and Trading Markets

ITEM 1.01  Entry into a Material Definitive Agreement

The registrant, ERF Wireless, Inc. is referred to herein as “we”, “our” or “us”.

As previously reported in our public filings, we entered into a one-year Securities Purchase agreement with Union Capital LLC (“Union”) on August 4, 2014, and received $50,000 at that time.  The provisions of the original agreement allowed Union to provide an additional $50,000 under an eight-month back-end note. On November 25, 2014, Union funded the back-end note and we completed an additional Securities Purchase Agreement with Union of $100,000 and also agreed to not object to Union acquiring $156,000 of our existing debt from a third party debt holder as part of our overall debt consolidation efforts.

SECTION 3 – Securities and Trading Markets

ITEM 3.02.   Unregistered Sales of Equity Securities

The registrant, ERF Wireless, Inc. is referred to herein as “we”, “our” or “us”.

 From November 20, 2014, through November 28, 2014, we issued 4,732,650 common stock shares pursuant to existing Convertible Promissory Notes that have all been reported on in our earlier public filings.  We receive no additional compensation at the time of the conversions beyond that previously received at the time the Convertible Promissory Notes were originally issued.  The Shares were issued at an average of $0.007 per share. The issuance of the Shares constitutes 13% of our issued and outstanding shares based on 36,320,832 shares issued and outstanding as of November 19, 2014.

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.
By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

November 28, 2014